Exhibit 99.1
News Release

Contact:
L. Nash Allen, Jr.	Gary C. Bonds
Treasurer and Chief Financial Officer	Senior Vice President and Controller
662/680-2330	662/680-2332
BancorpSouth Reports Fourth Quarter 2006 Earnings of $0.27 per Diluted Share

Earns $1.57 per Diluted Share for Full-Year 2006
TUPELO, Miss., Jan. 18, 2007/PRNewswire-FirstCall via COMTEX/ — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the fourth quarter and year ended December 31, 2006.
     Salient points of the announcement include:
•	Earnings per diluted share for 2006 of $1.57, an increase of 6.8 percent compared with $1.47 for 2005.

•	Growth in net interest revenue of 8.5 percent for 2006 compared with 2005.

•	An increase in the net interest margin for 2006 to 3.70 percent from 3.64 percent for 2005.

•	Continuing high credit quality with an 18.6 percent reduction in non-performing loans and leases at the end of 2006 from the end of 2005.

•	Substantial growth in insurance commission revenues, which increased 15.1 percent for 2006 from 2005 and 19.2 percent for the fourth quarter of 2006 from the fourth quarter of 2005.

•	Additional non-recurring income tax expense for the fourth quarter of 2006 of $6.8 million, or $0.08 per diluted share.

•	The signing of a definitive agreement to acquire City Bancorp, the parent company of The Signature Bank headquartered in Springfield, Missouri, which has assets in excess of $800 million and which, with offices in Springfield and the suburbs of St. Louis, brings BancorpSouth its initial access to strong markets in its eighth contiguous state. The announcement of this agreement complemented the fourth-quarter opening of a loan
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Box 789 • Tupelo, MS 38802-0789 • (662) 680-2000
BancorpSouth, Inc. is a financial holding company.

BXS Announces Fourth Quarter Results

January 18, 2007
production office in Lafayette, Louisiana and the expansion of BancorpSouth’s insurance operations to a fourth state with the opening of a new office in Mobile, Alabama.
Fourth Quarter 2006 Summary Results
BancorpSouth’s net income was $21.3 million, or $0.27 per diluted share, for the fourth quarter of 2006, compared with $34.8 million, or $0.44 per diluted share, for the fourth quarter of 2005. The Company’s earnings for the fourth quarter of 2006 included a pre-tax negative impact of $4.0 million, or $0.03 per diluted share after tax, related to a decline in value of its mortgage servicing asset while earnings for the fourth quarter of 2005 included a pre-tax negative impact of $1.1 million, or $0.01 per diluted share after tax, as a result of a decline in the value of the mortgage servicing asset. The fourth quarter of 2006 was also negatively impacted by $6.8 million, or $0.08 per diluted share, in additional income tax expense. This non-recurring provision for income taxes is the result of a statutory limitation identified in the fourth quarter of 2006 that prevents the Company from recovering excess income taxes paid in a prior year. In addition, the Company’s earnings for the fourth quarter of 2005 benefited from a pre-tax gain of $6.9 million from insurance proceeds related to Hurricane Katrina and a $2.8 million reduction in the Company’s previous provision for credit losses related to the hurricane. The impact of these two non-recurring items increased earnings for the fourth quarter of 2005 by $0.07 per diluted share.
2006 Summary Results
BancorpSouth’s net income for 2006 was $125.2 million, or $1.57 per diluted share, up from $115.2 million, or $1.47 per diluted share, for 2005. The Company’s earnings for 2006 when compared with 2005 included a net pre-tax negative impact of $2.6 million, or $0.02 per diluted share after tax, related to changes in value of the Company’s mortgage servicing asset and $6.8 million, or $0.08 per diluted share, in additional income tax expense as discussed above.
Commenting on the announcement, Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth, said, “BancorpSouth produced profitable results for the fourth quarter of 2006, contributing to our 8.7% earnings growth for the full year. While fourth quarter growth in our traditional banking business did not keep pace with the rest of the year — reflecting a difficult interest rate environment and mixed economic signals — our insurance business produced a fourth consecutive comparable quarter of accelerating revenue growth. We were also pleased with the continued successful implementation of our organic and acquisition expansion strategies, which, as most recently demonstrated by our agreement to acquire The Signature Bank, enhance our Company’s potential for long-term profitable growth and increased shareholder value.”
Net Interest Revenue
Interest revenue for the fourth quarter of 2006 increased 19.6 percent, or $29.4 million, to $179.4 million from $150.0 million for the fourth quarter of 2005 and increased 2.4 percent from $175.2 million for the third quarter of 2006. Interest expense increased 44.0 percent, or $25.4 million,
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BXS Announces Fourth Quarter Results

January 18, 2007
to $83.1 million for the fourth quarter of 2006 from $57.7 million for the fourth quarter of 2005 and 5.4 percent from $78.8 million for the third quarter of 2006.
The average taxable equivalent yield on earning assets increased to 6.70 percent for the fourth quarter of 2006 from 5.86 percent for the fourth quarter of 2005 and 6.58 percent for the third quarter of 2006. The average rate paid on interest bearing liabilities was 3.67 percent for the fourth quarter of 2006, compared with 2.69 percent for the fourth quarter of 2005 and 3.49 percent for the third quarter of 2006.
Net interest revenue increased 4.3 percent to $96.3 million for the fourth quarter of 2006 from $92.3 million for the fourth quarter of 2005 and declined 0.2 percent from $96.4 million for the third quarter of 2006. Net interest margin was 3.64 percent for the fourth quarter of 2006 compared with 3.64 percent for the fourth quarter of 2005 and 3.66 percent for the third quarter of 2006.
Patterson continued, “While we experienced a 4.3 percent growth in net interest revenue, our flat net interest margin illustrates the challenge posed by an inverted yield curve to our asset/liability management. With interest rates generally higher for shorter maturities than for longer maturities, the average rate paid on our interest-bearing liabilities rose at a faster pace than the average yield on our earning assets. As a result of our ongoing efforts to manage our balance sheet to reduce our interest rate sensitivity, our fourth quarter net interest margin was the same as the net interest margin for the fourth quarter of 2005 and essentially level with that for the third quarter of 2006. We will continue to implement our asset/liability management strategies throughout the interest rate cycle, focusing on loan growth, careful and competitive pricing of interest-bearing liabilities and maintaining relatively short-term maturities in our investment portfolio.”
Deposit and Loan Activity
Total assets at December 31, 2006 increased 2.2 percent to $12.0 billion from $11.8 billion at December 31, 2005. Total deposits grew 1.1 percent to $9.7 billion at December 31, 2006 from $9.6 billion at December 31, 2005. Loans and leases, net of unearned income, increased 6.9 percent to $7.9 billion at December 31, 2006 from $7.4 billion at December 31, 2005.
Patterson added, “We were pleased with BancorpSouth’s loan growth for the fourth quarter of 2006, a historically slow quarter for us because of the holiday season. Loan demand continued to be driven by many of our higher growth and more urban markets, supporting our positive expectations about the acquisition of The Signature Bank, which, when complete, will take BancorpSouth into both the largest and the third largest markets in Missouri. We also continue to expect significant long-term loan demand from the rebuilding of the Mississippi Gulf Coast, where BancorpSouth remains well positioned to play a significant role in that market in the years ahead.
“Consistent with our experience for the third quarter of 2006, our deposit base continued to be affected by increased interest rates. While we produced a 1.0 percent increase in non-interest
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BXS Announces Fourth Quarter Results

January 18, 2007
bearing demand deposits for the fourth quarter of 2006 from the fourth quarter of 2005, interest-bearing demand deposits decreased 3.7 percent and savings and other time deposits increased 4.0 percent over the same periods. This shift was the result of consumers seeking higher yields, as well as our competitive response to the needs of our core customers.”
Provision for Credit Losses and Allowance for Credit Losses
For the fourth quarter of 2006, the provision for credit losses was $6.3 million compared with $2.0 million for the fourth quarter of 2005 and $2.5 million for the third quarter of 2006. Annualized actual net charge-offs were 0.25 percent of average loans and leases for the fourth quarter of 2006 compared with 0.16 percent for the fourth quarter of 2005 and 0.07 percent for the third quarter of 2006.
Non-performing loans and leases decreased 18.6 percent to $23.5 million, or 0.30 percent of loans and leases, at December 31, 2006, from $28.8 million, or 0.39 percent of loans and leases, at December 31, 2005, and decreased 6.5 percent from $25.1 million, or 0.32 percent of loans and leases, at September 30, 2006. The allowance for credit losses was 1.26 percent of loans and leases at December 31, 2006, compared with 1.38 percent of loans and leases at December 31, 2005 and 1.25 percent of loans and leases at September 30, 2006.
“BancorpSouth’s credit quality strengthened during 2006,” said Patterson, “highlighted by the decline in non-performing loans and leases to 0.30 percent of total loans and leases at the end of the year from 0.39 percent at the end of 2005. While we increased our provision for credit losses in the fourth quarter of 2006 in response to increased charge-offs and expansion of our loan portfolio, we completed the year with strong credit reserves. We are confident that high credit quality will continue to be a hallmark of BancorpSouth.”
Noninterest Revenue
Noninterest revenue was $50.5 million for the fourth quarter of 2006 compared with $53.7 million for the fourth quarter of 2005. As previously noted, these results include the impact of a $2.9 million net decline in mortgage revenue related to changes in the value of BancorpSouth’s mortgage servicing asset for the fourth quarter of 2006 compared with the fourth quarter of 2005, as well as the $6.9 million gain in the fourth quarter of 2005 from insurance proceeds related to Hurricane Katrina.
“BancorpSouth’s noninterest revenue performance for the fourth quarter was again driven by the expansion of our insurance operations,” stated Patterson. “Insurance commission revenues increased 19.2 percent for the fourth quarter of 2006 from the fourth quarter of 2005. We attribute this growth primarily to the expansion in our Mississippi and Louisiana insurance operations in the aftermath of Hurricane Katrina. Our long-term commitment to building our market-share on the Gulf Coast was evidenced by the launch of our insurance business in Mobile, Alabama during the fourth quarter, the fourth state in which we now conduct insurance operations.”
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BXS Announces Fourth Quarter Results

January 18, 2007
Noninterest Expense
Noninterest expense increased 8.5 percent to $100.1 million for the fourth quarter of 2006 from $92.3 million for the fourth quarter of 2005 and increased 2.5 percent from $98.7 million for the third quarter of 2006. The growth in noninterest expense primarily resulted from additional salaries, employee benefits and occupancy expense associated with the acquisition of American State Bank Corporation in the fourth quarter of 2005, the opening of seven new loan production offices and seven new full-service branch bank offices since the start of the fourth quarter of 2005 and the launch of insurance operations in Mobile, Alabama.
Capital Management
BancorpSouth repurchased 25,000 shares of its common stock during the fourth quarter of 2006. The Company has repurchased 760,500 shares under the stock repurchase plan authorized in April 2005 for the repurchase of up to three million shares. Combined with the shares repurchased under earlier plans, BancorpSouth has repurchased approximately 11.3 million shares of its common stock since its original share repurchase program was initiated in 2001. BancorpSouth will continue to evaluate additional share repurchase opportunities under the April 2005 plan, which authorizes repurchases during a two-year period expiring April 30, 2007.
Summary
Patterson concluded, “For the fourth quarter and full-year 2006, BancorpSouth encountered many of the challenges and opportunities we face in 2007 and beyond. As an interest-rate spread dependent financial institution, we must continue our disciplined approach in our asset/liability management strategies, always cognizant and responsive to our customers’ needs. In addition, we will continue to pursue profitable growth in both existing and new markets. As evidenced by our full-service and loan production office openings in 2006, as well as the expansion of our insurance business in Alabama, we remain focused on leveraging organic growth opportunities in existing and contiguous markets. We also have the ability to compliment this strategy through acquisitions that contribute to our long-term operating and financial goals.
“As a result, we have entered 2007 with confidence in both BancorpSouth’s market position and the resources we have to leverage the opportunities our market strength provides. We remain committed to our business model of providing our retail and small-to-midsize customers with high quality, community style service, backed by the sophisticated products and services of a large, integrated financial institution. We will also continue to manage our operations based on conservative policies and principles. We expect this proven approach will enable BancorpSouth to fulfill its potential for long-term profitable growth, which, combined with our share repurchase and dividend programs, will continue to build shareholder value.”
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BXS Announces Fourth Quarter Results

January 18, 2007
Conference Call
BancorpSouth will conduct a conference call to discuss its fourth quarter and 2006 results tomorrow, January 19, 2007, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.
Forward-Looking Statements
Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” These forward-looking statements include, without limitation, statements relating to the implementation of our asset/liability management strategies, long-term loan demand from the rebuilding of the Mississippi Gulf Coast, our high credit quality, repurchases under our common stock repurchase plan, our ability to pursue profitable growth in existing and new markets, our ability to manage our operations based on conservative policies and principles, our ability to fulfill our potential for long-term profitable growth and our ability to build shareholder value.
We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements because of a variety of factors. These factors may include, but are not limited to, the rate of economic recovery in the region affected by Hurricane Katrina, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates and the ability of BancorpSouth to manage its assets and liabilities to limit exposure to changing interest rates, the ability of BancorpSouth to increase noninterest revenue and expand noninterest revenue business, the ability of BancorpSouth to maintain credit quality, changes in laws and regulations affecting financial service companies in general, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to provide and market competitive services and products, changes in BancorpSouth’s operating or expansion strategy, geographic concentration of BancorpSouth’s assets, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, the ability of BancorpSouth to achieve profitable growth and increase shareholder value, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to repurchase its common stock on favorable terms, the ability of BancorpSouth to identify, close and effectively integrate potential acquisitions, the ability of BancorpSouth to expand geographically and enter growing markets, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth’s filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.
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BXS Announces Fourth Quarter Results

January 18, 2007
BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi with approximately $12.0 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates approximately 283 commercial banking, mortgage, insurance, trust and broker/dealer locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Tennessee and Texas.
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BancorpSouth, Inc.
Selected Financial Data

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
(Dollars in thousands, except per share amounts)
Earnings Summary:
Net interest revenue	$96,251	$92,270	$385,799	$355,557
Provision for credit losses	6,325	1,975	8,577	24,467
Noninterest revenue	50,490	53,708	206,094	198,812
Noninterest expense	100,141	92,326	393,154	362,102

Income before income taxes	40,275	51,677	190,162	167,800
Income tax provision	18,952	16,871	64,968	52,601

Net income	$21,323	$34,806	$125,194	$115,199

Earning per share: Basic	$0.27	$0.44	$1.58	$1.47

Diluted	$0.27	$0.44	$1.57	$1.47

Balance sheet data at December 31:
Total assets			$12,038,807	$11,768,674
Total earning assets			10,879,587	10,622,578
Loans and leases, net of unearned income			7,871,471	7,365,555
Allowance for credit losses			98,834	101,500
Total deposits			9,710,578	9,607,258
Common shareholders’ equity			1,022,538	977,166
Book value per share			12.93	12.33

Average balance sheet data:
Total assets	$11,854,667	$11,312,104	$11,798,007	$10,968,874
Total earning assets	10,771,897	10,314,889	10,712,327	10,023,974
Loans and leases, net of unearned income	7,797,381	7,165,025	7,579,935	7,026,009
Total deposits	9,479,773	9,336,366	9,554,441	9,110,411
Common shareholders’ equity	1,013,082	959,680	999,989	934,563

Non-performing assets at December 31:
Non-accrual loans and leases			$6,603	$8,816
Loans and leases 90+ days past due			15,282	17,744
Restructured loans and leases			1,571	2,239
Other real estate owned			10,463	15,947

Net charge-offs as a percentage of average loans (annualized)	0.25%	0.16%	0.15%	0.23%

Performance ratios (annualized):
Return on average assets	0.71%	1.22%	1.06%	1.05%
Return on common equity	8.35%	14.38%	12.52%	12.33%

Net interest margin	3.64%	3.64%	3.70%	3.64%

Average shares outstanding — basic	79,098,187	78,415,796	79,140,379	78,266,018
Average shares outstanding — diluted	79,513,993	78,707,893	79,542,734	78,596,899

BancorpSouth, Inc.
Consolidated Balance Sheet
(Unaudited)

	December 31,
			%
	2006	2005	Change
	(Dollars in thousands)
Assets
Cash and due from banks	$444,033	$461,659	(3.82%)
Interest bearing deposits with other banks	7,418	6,809	8.94%
Held-to-maturity securities, at amortized cost	1,723,420	1,412,529	22.01%
Available-for-sale securities, at fair value	1,041,999	1,353,882	(23.04%)
Federal funds sold and securities purchased under agreement to resell	145,957	409,531	(64.36%)
Loans and leases	7,917,523	7,401,212	6.98%
Less: Unearned income	46,052	35,657	29.15%
Allowance for credit losses	98,834	101,500	(2.63%)

Net loans and leases	7,772,637	7,264,055	7.00%
Loans held for sale	89,323	74,271	20.27%
Premises and equipment, net	287,215	261,172	9.97%
Accrued interest receivable	89,090	78,730	13.16%
Goodwill	143,718	138,754	3.58%
Other assets	293,997	307,282	(4.32%)

Total Assets	$12,038,807	$11,768,674	2.30%

Liabilities
Deposits:
Demand: Noninterest bearing	$1,817,223	$1,798,892	1.02%
Interest bearing	2,856,295	2,965,057	(3.67%)
Savings	715,587	729,279	(1.88%)
Other time	4,321,473	4,114,030	5.04%

Total deposits	9,710,578	9,607,258	1.08%
Federal funds purchased and securities sold under agreement to repurchase	672,438	748,139	(10.12%)
Other short-term borrowings	200,000	2,000	N/A
Accrued interest payable	36,270	24,435	48.43%
Junior subordinated debt securities	144,847	144,847	0.00%
Long-term debt	135,707	137,228	(1.11%)
Other liabilities	116,429	127,601	(8.76%)

Total Liabilities	11,016,269	10,791,508	2.08%
Shareholders’ Equity
Common stock	197,774	198,093	(0.16%)
Capital surplus	113,723	108,961	4.37%
Accumulated other comprehensive income (loss)	(28,789)	(16,233)	77.35%
Retained earnings	739,830	686,345	7.79%

Total Shareholders’ Equity	1,022,538	977,166	4.64%

Total Liabilities & Shareholders’ Equity	$12,038,807	$11,768,674	2.30%

BancorpSouth, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Quarter Ended					Year To Date
	Dec 2006	Sept 2006	Jun 2006	Mar 2006	Dec 2005	Dec 2006	Dec 2005
INTEREST REVENUE:
Loans and leases	$147,784	$143,712	$134,569	$127,200	$121,243	$553,265	$450,722
Deposits with other banks	217	295	176	141	177	829	593
Federal funds sold and securities purchased under agreement to resell	635	609	976	2,846	3,052	5,066	4,701
Held-to-maturity securities:
Taxable	16,532	16,107	16,048	14,323	10,461	63,010	38,839
Tax-exempt	2,012	2,017	2,077	1,887	1,696	7,993	6,518
Available-for-sale securities:
Taxable	9,653	10,405	11,389	10,904	11,048	42,351	49,319
Tax-exempt	1,170	1,215	1,276	1,363	1,400	5,024	6,049
Loans held for sale	1,366	878	871	1,238	920	4,353	3,195

Total interest revenue	179,369	175,238	167,382	159,902	149,997	681,891	559,936

INTEREST EXPENSE:
Deposits	66,973	62,964	57,430	53,133	47,970	240,500	171,097
Federal funds purchased and securities sold under agreement to repurchase	8,940	8,498	6,549	5,902	4,896	29,889	13,339
Other	7,205	7,378	6,182	4,938	4,861	25,703	19,943

Total interest expense	83,118	78,840	70,161	63,973	57,727	296,092	204,379

Net interest revenue	96,251	96,398	97,221	95,929	92,270	385,799	355,557
Provision for credit losses	6,325	2,526	3,586	(3,860)	1,975	8,577	24,467

Net interest revenue, after provision for credit losses	89,926	93,872	93,635	99,789	90,295	377,222	331,090

NONINTEREST REVENUE:
Mortgage lending	(820)	41	3,720	3,176	2,191	6,117	9,573
Service charges	17,343	17,354	17,489	15,450	15,852	67,636	62,849
Trust income	3,703	2,344	2,325	2,016	2,412	10,388	8,466
Security gains, net	4	9	17	10	11	40	472
Insurance commissions	17,175	17,556	16,411	17,445	14,411	68,587	59,598
Other	13,085	11,930	13,638	14,673	18,831	53,326	57,854

Total noninterest revenue	50,490	49,234	53,600	52,770	53,708	206,094	198,812

NONINTEREST EXPENSES:
Salaries and employee benefits	60,178	58,453	58,376	57,573	53,959	234,580	211,950
Occupancy, net of rental income	8,173	8,598	7,759	7,442	7,133	31,972	27,137
Equipment	5,941	5,896	5,822	5,763	5,592	23,422	22,179
Other	25,849	25,714	26,387	25,230	25,642	103,180	100,836

Total noninterest expenses	100,141	98,661	98,344	96,008	92,326	393,154	362,102

Income before income taxes	40,275	44,445	48,891	56,551	51,677	190,162	167,800
Income tax expense	18,952	13,818	13,392	18,806	16,871	64,968	52,601

Net income	$21,323	$30,627	$35,499	$37,745	$34,806	$125,194	$115,199

Net income per share: Basic	$0.27	$0.39	$0.45	$0.48	$0.44	$1.58	$1.47

Diluted	$0.27	$0.38	$0.45	$0.47	$0.44	$1.57	$1.47

BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	December 31, 2006
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$7,876,801	$149,992	7.55%
Held-to-maturity securities:
Taxable	1,533,105	16,532	4.28%
Tax-exempt	185,158	3,096	6.63%
Available-for-sale securities:
Taxable	1,018,403	9,653	3.76%
Tax-exempt	98,101	1,800	7.28%
Short-term investments	60,329	853	5.61%

Total interest earning assets and revenue	10,771,897	181,926	6.70%
Other assets	1,182,664
Less: allowance for credit losses	(99,894)

Total	$11,854,667

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$2,765,276	$16,228	2.33%
Savings	718,623	2,160	1.19%
Other time	4,292,368	48,585	4.49%
Short-term borrowings	925,273	11,197	4.80%
Junior subordinated debt	144,847	2,965	8.12%
Long-term debt	135,838	1,983	5.79%

Total interest bearing liabilities and expense	8,982,225	83,118	3.67%
Demand deposits - noninterest bearing	1,703,506
Other liabilities	155,854

Total liabilities	10,841,585
Shareholders’ equity	1,013,082

Total	$11,854,667

Net interest revenue		$98,808

Net interest margin			3.64%
Net interest rate spread			3.03%
Interest bearing liabilities to interest earning assets			83.39%

Net interest tax equivalent adjustment		$2,557

BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	December 31, 2005
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$7,242,759	$122,802	6.73%
Held-to-maturity securities:
Taxable	1,180,429	10,462	3.52%
Tax-exempt	154,869	2,609	6.68%
Available-for-sale securities:
Taxable	1,303,933	11,048	3.36%
Tax-exempt	120,821	2,154	7.07%
Short-term investments	312,078	3,227	4.10%

Total interest earning assets and revenue	10,314,889	152,302	5.86%
Other assets	1,099,623
Less: allowance for credit losses	(102,408)

Total	$11,312,104

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$2,888,641	$11,697	1.61%
Savings	722,108	1,451	0.80%
Other time	4,029,764	34,822	3.43%
Short-term borrowings	601,703	4,915	3.24%
Junior subordinated debt	140,403	2,835	8.01%
Long-term debt	137,353	2,008	5.80%

Total interest bearing liabilities and expense	8,519,972	57,728	2.69%
Demand deposits - noninterest bearing	1,695,853
Other liabilities	136,599

Total liabilities	10,352,424
Shareholders’ equity	959,680

Total	$11,312,104

Net interest revenue		$94,574

Net interest margin			3.64%
Net interest rate spread			3.17%
Interest bearing liabilities to interest earning assets			82.60%

Net interest tax equivalent adjustment		$2,305

BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Year to Date
	December 31, 2006
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$7,647,131	$560,673	7.33%
Held-to-maturity securities:
Taxable	1,517,430	63,010	4.15%
Tax-exempt	183,986	12,297	6.68%
Available-for-sale securities:
Taxable	1,135,506	42,351	3.73%
Tax-exempt	106,635	7,730	7.25%
Short-term investments	121,639	5,895	4.85%

Total interest earning assets and revenue	10,712,327	691,956	6.46%
Other assets	1,184,497
Less: allowance for credit losses	(98,817)

Total	$11,798,007

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$2,886,030	$60,145	2.08%
Savings	744,106	7,987	1.07%
Other time	4,211,371	172,368	4.09%
Short-term borrowings	807,860	35,835	4.44%
Junior subordinated debt	144,847	11,791	8.14%
Long-term debt	136,411	7,966	5.84%

Total interest bearing liabilities and expense	8,930,625	296,092	3.32%
Demand deposits - noninterest bearing	1,712,934
Other liabilities	154,460

Total liabilities	10,798,018
Shareholders’ equity	999,989

Total	$11,798,007

Net interest revenue		$395,864

Net interest margin			3.70%
Net interest rate spread			3.14%
Interest bearing liabilities to interest earning assets			83.37%

Net interest tax equivalent adjustment		$10,065

BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Year to Date
	December 31, 2005
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$7,098,300	$456,289	6.43%
Held-to-maturity securities:
Taxable	1,100,432	38,839	3.53%
Tax-exempt	143,679	10,027	6.98%
Available-for-sale securities:
Taxable	1,412,600	49,319	3.49%
Tax-exempt	129,519	9,307	7.19%
Short-term investments	139,444	5,294	3.80%

Total interest earning assets and revenue	10,023,974	569,075	5.68%
Other assets	1,040,527
Less: allowance for credit losses	(95,627)

Total	$10,968,874

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$2,849,199	$38,947	1.37%
Savings	738,555	5,967	0.81%
Other time	3,998,864	126,183	3.16%
Short-term borrowings	526,274	14,080	2.68%
Junior subordinated debt	138,714	11,142	8.03%
Long-term debt	137,902	8,060	5.84%

Total interest bearing liabilities and expense	8,389,508	204,379	2.44%
Demand deposits - noninterest bearing	1,523,793
Other liabilities	121,010

Total liabilities	10,034,311
Shareholders’ equity	934,563

Total	$10,968,874

Net interest revenue		$364,696

Net interest margin			3.64%
Net interest rate spread			3.24%
Interest bearing liabilities to interest earning assets			83.69%

Net interest tax equivalent adjustment		$9,139